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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated March 17, 2003, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Liberty Media Corporation.

FORM       REGISTRATION STATEMENT NO.          DESCRIPTION

S-8        333-67276                           Liberty Media 401(k) Savings Plan

S-8        333-67296                           Liberty Media Corporation Incentive Plan

S-3        333-66034 (Post Effective           $3 Billion Shares of Series A Common
           Amendment No. 1                     Stock, Debt Securities, or Warrants
           to Form S-1)

S-3        333-64746                           3 1/2% Senior Exchangeable Debentures

S-3        333-67538                           3 1/4% Senior Exchangeable Debentures


As discussed in notes 3 and 7 to the consolidated financial statements, the Company changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.



KPMG LLP



Denver, Colorado
March 21, 2003